Exhibit 99.1

THE HOME DEPOT ANNOUNCES THIRD QUARTER RESULTS;

UPDATES FISCAL YEAR 2010 GUIDANCE

ATLANTA, November 16, 2010 — The Home Depot®, the world’s largest home improvement retailer, today reported third quarter of fiscal 2010 net earnings of $834 million, or $0.51 per diluted share, compared with net earnings of $689 million, or $0.41 per diluted share, in the same period of fiscal 2009.

Sales for the third quarter totaled $16.6 billion, a 1.4 percent increase from the third quarter of fiscal 2009. Comparable store sales for the third quarter of fiscal 2010 were positive 1.4 percent, and comp sales for U.S. stores were positive 1.5 percent.

“Our third quarter sales reflect the fourth consecutive quarter of positive same store sales for our business. As the business stabilizes, we continue to improve our operational performance. We are exercising good control over our expenses but we’re also investing in the business to drive improvements across customer service, merchandising and our supply chain,” said Frank Blake, chairman & CEO. “I want to thank our associates for their hard work and dedication.”

Updated Fiscal 2010 Guidance

Based on its year-to-date performance and expectations for the remainder of the fiscal year, the Company updated its fiscal 2010 guidance and now expects sales to be up approximately 2.2 percent for the year. The Company expects diluted earnings per share from continuing operations as reported to increase by approximately 25 percent to $1.94 for the year. This earnings per share guidance includes the benefit of the Company’s year-to-date share repurchases, but excludes the impact of future share repurchases.

On December 8 at 9 a.m. ET, the Company will hold its Investor and Analyst Conference to update the investment community on key areas of the business. All presentations will be webcast live at http://ir.homedepot.com in the Events & Presentations section.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the third quarter, the Company operated a total of 2,244 retail stores, which included 1,976 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico, the territory of the U.S. Virgin Islands and the territory of Guam), 179 stores in Canada, 80 stores in Mexico and 9 stores in China. The Company employs more than 300,000 associates. The Home Depot’s stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s 500 index.

To provide clarity, internally and externally, about the Company’s operating performance for recently completed fiscal periods, the Company supplemented its reporting with non-GAAP financial measures to reflect the impact of the store rationalization charges, business rationalization charges, related restructuring charges and the charge related to the extension of the Company’s guarantee of a third party senior secured loan. The Company believes that these non-GAAP financial measures better enable management and investors to understand and analyze the Company’s performance by providing them with meaningful information relevant to events of unusual nature or frequency. However, this supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures can be found attached to this press release and at earnings.homedepot.com.

Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, state of the economy, state of the residential construction, housing and home improvement markets, state of the credit markets, including mortgages, home equity loans and consumer credit, commodity price inflation and deflation, implementation of store initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of our purchasing or customer credit policies, the effect of accounting charges, the planned recapitalization of the Company, timing of the completion of the recapitalization, the ability to issue debt securities on terms and at rates acceptable to us, store openings and closures and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You are cautioned not to place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 31, 2010, and in Part II, Item 1A, “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the fiscal quarter ended August 1, 2010.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Ron DeFeo
Vice President of Investor Relations	Sr. Director, Corporate Communications
770-384-2666	770-384-3179
diane_dayhoff@homedepot.com	ron_defeo@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS AND NINE MONTHS ENDED OCTOBER 31, 2010 AND NOVEMBER 1, 2009

(Unaudited)

(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Nine Months Ended		% Increase
	10-31-10	11-1-09	(Decrease)	10-31-10	11-1-09	(Decrease)
NET SALES	$16,598	$16,361	1.4%	$52,871	$51,607	2.4%
Cost of Sales	10,913	10,800	1.0	34,810	34,208	1.8

GROSS PROFIT	5,685	5,561	2.2	18,061	17,399	3.8

Operating Expenses:
Selling, General and Administrative	3,837	3,870	(0.9)	12,042	12,033	0.1
Depreciation and Amortization	400	428	(6.5)	1,217	1,290	(5.7)

Total Operating Expenses	4,237	4,298	(1.4)	13,259	13,323	(0.5)

OPERATING INCOME	1,448	1,263	14.6	4,802	4,076	17.8

Interest and Other (Income) Expense:
Interest and Investment Income	(4)	(4)	—	(11)	(15)	(26.7)
Interest Expense	146	168	(13.1)	439	515	(14.8)
Other	—	—	—	51	—	N/M

Interest and Other, net	142	164	(13.4)	479	500	(4.2)

EARNINGS BEFORE PROVISION FOR INCOME TAXES	1,306	1,099	18.8	4,323	3,576	20.9

Provision for Income Taxes	472	410	15.1	1,572	1,257	25.1

NET EARNINGS	$834	$689	21.0%	$2,751	$2,319	18.6%

Weighted Average Common Shares	1,637	1,682	(2.7)%	1,657	1,684	(1.6)%
BASIC EARNINGS PER SHARE	$0.51	$0.41	24.4	$1.66	$1.38	20.3

Diluted Weighted Average Common Shares	1,646	1,693	(2.8)%	1,667	1,692	(1.5)%
DILUTED EARNINGS PER SHARE	$0.51	$0.41	24.4	$1.65	$1.37	20.4

	Three Months Ended		% Increase	Nine Months Ended		% Increase
SELECTED HIGHLIGHTS	10-31-10	11-1-09	(Decrease)	10-31-10	11-1-09	(Decrease)
Number of Customer Transactions	322	314	2.5%	1,013	986	2.7%
Average Ticket (actual)	$51.47	$51.89	(0.8)	$52.11	$52.27	(0.3)
Weighted Average Weekly Sales per Operating Store (in thousands)	$567	$558	1.6	$603	$586	2.9
Square Footage at End of Period	235	235	—	235	235	—
Capital Expenditures	$282	$215	31.2	$689	$568	21.3
Depreciation and Amortization (1)	$426	$453	(6.0)%	$1,292	$1,364	(5.3)%

(1)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

N/M - Not Meaningful

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS ITEMS EXCLUDING CERTAIN ADJUSTMENTS (NON-GAAP)

FOR THE THREE MONTHS AND NINE MONTHS ENDED OCTOBER 31, 2010 AND NOVEMBER 1, 2009

(Unaudited)

(Amounts in Millions Except Per Share Data)

	Three Months Ended 10-31-10			Nine Months Ended 10-31-10
	Actuals	Adjustment	As Adjusted (Non-GAAP)	Actuals	Adjustment(1)	As Adjusted (Non-GAAP)
Net Sales	$16,598	$—	$16,598	$52,871	$—	$52,871
Gross Profit	5,685	—	5,685	18,061	—	18,061
Total Operating Expenses	4,237	—	4,237	13,259	—	13,259
Operating Income	1,448	—	1,448	4,802	—	4,802
Interest and Other, net	142	—	142	479	51	428

Net Earnings	$834	$—	$834	$2,751	$(33)	$2,784

Diluted Earnings Per Share	$0.51	$—	$0.51	$1.65	$(0.02)	$1.67

	Three Months Ended 11-1-09			Nine Months Ended 11-1-09
	Actuals	Adjustments(2)	As Adjusted (Non-GAAP)	Actuals	Adjustments(2)	As Adjusted (Non-GAAP)
Net Sales	$16,361	$—	$16,361	$51,607	$221	$51,386
Gross Profit	5,561	—	5,561	17,399	28	17,371
Total Operating Expenses	4,298	9	4,289	13,323	174	13,149
Operating Income	1,263	(9)	1,272	4,076	(146)	4,222
Interest and Other, net	164	—	164	500	—	500

Net Earnings	$689	$(6)	$695	$2,319	$(90)	$2,409

Diluted Earnings Per Share	$0.41	$—	$0.41	$1.37	$(0.05)	$1.42

(1)	Adjustment is comprised of a charge related to the extension of the Company’s guarantee of a third-party senior secured loan.
(2)	Adjustments are comprised of store rationalization charges related to the closing of 15 stores and the removal of 50 stores from our future growth pipeline, business rationalization charges related to the exit of EXPO, THD Design Center, Yardbirds and HD Bath businesses, as well as net sales, gross profit and operating expenses of those exited businesses during the period from closing announcement to actual closing, and charges related to restructuring of support functions.

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF OCTOBER 31, 2010, NOVEMBER 1, 2009 AND JANUARY 31, 2010

(Unaudited)

(Amounts in Millions)

	10-31-10	11-1-09	1-31-10
ASSETS
Cash and Cash Equivalents	$1,425	$2,719	$1,421
Receivables, net	1,295	1,188	964
Merchandise Inventories	10,993	10,817	10,188
Other Current Assets	1,363	1,175	1,327

Total Current Assets	15,076	15,899	13,900

Property and Equipment, net	25,050	25,581	25,550
Goodwill	1,180	1,163	1,171
Other Assets	435	407	256

TOTAL ASSETS	$41,741	$43,050	$40,877

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable	$5,714	$5,829	$4,863
Accrued Salaries and Related Expenses	1,168	1,069	1,263
Current Installments of Long-Term Debt	1,023	1,769	1,020
Other Current Liabilities	3,455	3,788	3,217

Total Current Liabilities	11,360	12,455	10,363

Long-Term Debt	8,752	8,656	8,662
Other Long-Term Liabilities	2,514	2,559	2,459

Total Liabilities	22,626	23,670	21,484

Total Stockholders’ Equity	19,115	19,380	19,393

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$41,741	$43,050	$40,877

THE HOME DEPOT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED OCTOBER 31, 2010 AND NOVEMBER 1, 2009

(Unaudited)

(Amounts in Millions)

	Nine Months Ended
	10-31-10	11-1-09
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$2,751	$2,319
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,292	1,364
Stock-Based Compensation Expense	161	160
Changes in Working Capital and Other	(218)	821

Net Cash Provided by Operating Activities	3,986	4,664

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(689)	(568)
Other	65	183

Net Cash Used in Investing Activities	(624)	(385)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	998	—
Repayments of Long-Term Debt	(1,023)	(1,015)
Repurchases of Common Stock	(1,974)	(98)
Cash Dividends Paid to Stockholders	(1,184)	(1,144)
Other	(183)	158

Net Cash Used in Financing Activities	(3,366)	(2,099)

(Decrease) Increase in Cash and Cash Equivalents	(4)	2,180

Effect of Exchange Rate Changes on Cash and Cash Equivalents	8	20
Cash and Cash Equivalents at the Beginning of the Period	1,421	519

Cash and Cash Equivalents at the End of the Period	$1,425	$2,719